EXHIBIT 10.2

5% SENIOR SECURED REVOLVING NOTE

March 9, 2020

FOR VALUE RECEIVED, the undersigned, PURADYN FILTER TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Company”), hereby unconditionally promises to pay Christian Meissner (the “Holder”), on the Maturity Date (as defined in Section 1 hereof) to the order of the Holder, in lawful money of the United States of America and in immediately available funds, the principal amount of up to two hundred and fifty thousand dollars ($250,000.00) U.S. Dollars (the “Principal Amount”). Interest shall accrue the rate of 5% per annum (“Interest”) based on a 365 day year and shall be payable on the Maturity Date (as defined below).

This Note is made by the Company in favor of the Holder and issued, from time to time (collectively, the “Notes”) pursuant to that certain Revolving Credit Agreement by and between the Company and the Holder, of even date herewith, including all attachments, schedules and exhibits thereto (the “Revolving Credit Agreement”). Capitalized terms used and not otherwise defied herein shall have the meanings set forth in the Revolving Credit Agreement. Such advances shall be in the discretion of the Holder and in increments in the ordinary course of $25,000.00. The Company may, from time to time, borrow, repay and reborrow under the terms of this Note up to but not exceeding the principal amount of this Note upon delivery to the Holder of a request of such advance of the proceeds of this Note. The amounts advanced to the Company by the Holder as set forth on Schedule A annexed to this Note shall represent the sums due the Holder by the Company hereunder.

1.

Maturity; Acceleration.  This Note shall mature on September 30, 2020 (the “Maturity Date”) or such earlier date in the Event of Default (as defined below) and any and all amounts due under this Note shall be immediately due and payable.

2.

Secured.  The indebtedness evidenced by this Note and the payment of the Principal Amount and Interest is secured by a first priority on the Company’s assets.

3.

Events of Default.  The term “Event of Default” shall mean any of the events set forth in this Section 3:

(a)

the Company shall default in the performance of, or violate any material covenants and agreements contained in this Note, the Revolving Credit Agreement or the Security Agreement (as defined under the Revolving Credit Agreement), including without limitation, the failure to pay amounts due under this Note on its Maturity Date;

(b)

any representation, warranty or certification made by or on behalf of the Company in this Note, the Revolving Credit Agreement or the Security Agreement shall have been incorrect in any material respect when made;

(c)

there shall be a dissolution, termination of existence, suspension or discontinuance of the Company’s business for a continuous period of 60 days or it ceases to operate as going concern;

(d)

if the Company shall:

(i)

admit in writing its inability to pay its debts generally as they become due;

(ii)

file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii)

convey any material portion of the assets of the Company to a trustee, mortgage or liquidating agent or make an assignment for the benefit of creditors;

(iv)

consent to the appointment of a receiver, trustee, custodian or similar official, for the Company or any material portion of the property or assets of the Company;

(v)

on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

(vi)

file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(e)

if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of the Company’s assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

(f)

if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of the Company’s assets and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control;

(g)

the Company shall default in any of its obligations under any other promissory note, indenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(h)

upon the (i) the merger or consolidation of Company (other than one in which stockholders of Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation); or (ii) a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of Company).

If any Event of Default described in clause (d) of Section 3 shall occur, the Principal Amount of this Note, together with all accrued and unpaid Interest shall automatically be and become immediately due and payable, without notice or demand.

If any Event of Default (other than any Event of Default described in clause (d) of Section 3) shall occur for any reason, whether voluntary or involuntary, the Holder,  may, upon written notice to the Company, declare all or any portion of the outstanding Principal Amount, together with all accrued and unpaid Interest, to be due and payable, whereupon the full unpaid Principal Amount hereof, together with all accrued and unpaid Interest shall be so declared due and payable shall be and become immediately due and payable if default is not cured by the Company within 10 business days of receipt of written notice, without further notice, demand, or presentment.

4.

Remedies.  In case any one or more of the Events of Default specified in Section 4 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce the Holder’s rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder. Furthermore, during the existence of an Event of Default, Interest shall accrue at the lesser of (i) the rate of 18% per annum or (ii) the maximum amount permitted by law.

5.

Affirmative Covenants.  The Company covenants and agrees that, while any amounts under this Note are outstanding, it shall:

(a)

Do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

(b)

Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto;

(c)

Comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company or any of its properties, except where the failure to so comply would not have a Material Adverse Effect (as defined in this Section 5); and

(d)

Keep proper records and books of account with respect to its business activities.

For purposes hereof, “Material Adverse Effect” shall be an event, matter, condition or circumstance which has or would reasonably be expected to have a material adverse effect on the business, operations, economic performance, assets, financial condition, material agreements or results of operations of the Company and its subsidiaries, taken as a whole.

6.

Prepayment of Note.  The Company may prepay this Note in whole or in part at any time without penalty.

7.

Amendments and Waivers.  The terms of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.

8.

Notices.

(a)

Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Revolving Credit Agreement.

(b)

Any party may give any notice, request, consent or other communication under this Note using any other means (including personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 8.

9.

Severability.  The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

10.

Governing Law.  This Note shall be governed by and construed under the laws of the State of Florida applicable to agreements made and to be performed entirely within such jurisdiction.

11.

Waivers.  The non-exercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

12.

Attorneys’ Fees; Costs.  If any Event of Default occurs, the Company promises to pay all costs of enforcement and collection, including but not limited to, Holder’s  attorneys’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

13.

Successor and Assigns.  This Note shall be binding upon the Company and its successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns.  The Company may not assign or delegate any of its duties or obligations under this Note without the written consent of the Holder.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Note as of the date first written above.

COMPANY:

PURADYN FILTER TECHNOLOGIES INCORPORATED

By:	/s/ Edward S. Vittoria
Name:	Edward Vittoria
Its:	Chief Executive Officer

SCHEDULE A TO 5% SENIOR SECURED REVOLVING  NOTE

Date Made, Renewed or Paid	Type of Loan	Amount of Principal Renewed or Paid	Unpaid Principal Balance of Revolving Credit Note	Name of Person Making Notation
REVOLVING